UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                      Date of Report December 23, 2002

                       DATAMARINE INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

                                   0-8936
                          (Commission File Number)

             Washington                            04-2454559
      (State of Incorporation)      (I.R.S. Employer Identification Number)

             7030 220th SW, Mountlake Terrace, Washington 98043
                  (Address of principal executive offices)

                               (425) 771-2182
            (Registrant's telephone number, including area code)


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Item 4.   Changes in Registrant's Certifying Accountant.

(a) On December 4, 2002, the Registrant received notice from Grant Thornton LLP that they were resigning, and that the client-auditor relationship between Grant Thornton LLP and Datamarine International, Inc. had ceased.

Due to financial constraints, the Registrant has not been able to use the services of Grant Thornton LLP as principal accountant, and has not filed quarterly or annual financial reports for periods subsequent to June 30, 2001. As such, neither Grant Thornton LLP or other auditor has issued a report on the Registrant's consolidated financial statements for the latest two fiscal years ended September 28, 2002 and September 30, 2001. During the two most recent fiscal years and subsequent interim period preceding their resignation, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the two most recent fiscal years and the subsequent interim period through December 4, 2002, there were no reportable events (as described in Regulation S-K Item 304(a)(1)(v)).

The Registrant has furnished Grant Thornton LLP with a copy of the disclosure contained herein and requested that Grant Thornton LLP furnish to the Registrant a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosure. A copy of such letter dated December 23, 2002 is filed as Exhibit 16 hereto.

(b) During the Registrant's two most recent fiscal years ended September 28, 2002 and September 30, 2001, and the subsequent interim period through December 4, 2002, the registrant did not consult with another independent public accounting firm regarding any of the matters or events set forth in
Item 304(a)2 of Regulation S-K. The Registrant has not engaged another independent public accounting firm and is not currently seeking proposals.

Item 7.   Financial Statements and Exhibits.

Exhibit Number 16

Letter dated December 23, 2002 from Grant Thornton LLP to the Securities and Exchange Commission.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Datamarine International, Inc.
                                            (Registrant)


Date: December 23, 2002             /s/ Jan Kallshian
      -----------------                 -----------------------------------
                                        Jan Kallshian
                                        Chief Financial Officer


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